Exhibit 10.3

Exhibit B

Purchase Price

(a)$70,000 in cash payable out of Escrow to the Order of Seller and McDonald as specific under the allocation of purchase price below

(b) $210,000 of the Common Stock of the Buyer’ Parent (OTCBB:ENTB) valued at the closing price January 4, 2011, to the order of Seller and McDonald per the allocation payable out of Escrow

(c) Payment of no more than $78,000 to Anthony Marinelli on behalf of Seller and McDonald per the allocation in accordance with the following schedule:
Monthly payments are to be made to the Martinelli’s in the amount of $1,500.00.

(d) Payment of no more than $25,000 to Seller and McDonald per the allocation in accordance with the following schedule:
Monthly payments are to be made to the California Franchise Tax Board in the amount of $400.00. Monthly payments are to be made to the Internal Revenue Service in the amount of $425.00.

(e) Payment of $50,000 to Seller and McDonald per the allocation on the first business day of the fourth month following the Closing.

(f) Earn out: Upon completion of the first calendar year during the Employment Period of McDonald in which the Hospital generates gross sales in excess of $700,000, Seller and McDonald shall receive that number of shares of common stock of the Company’s Parent (OTCBB:ENTB) valued at the closing bid price of the trading day immediately prior to issuance which shall equal $70,000.

Seller and McDonald acknowledge that the common shares to be issued as consideration to Seller pursuant to this Agreement shall not be registered under the Securities Act of 1933, as amended or the securities laws of any state and shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, and certificates representing such shares shall contain the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as follows:

Personal Property/Equipment (payable to Seller) $ 20,000.00
Equipment used in the sale of taxable items (payable to Seller) $ 1,000.00
Inventory (payable to Seller) $ 7,000.00
Intangible Property/Goodwill (payable To McDonald) $ 395,000.00
Covenant not to Compete (payable to Seller) $ 10,000.00
Earn out (goodwill to McDonald) $70,000.00
TOTAL $ 503,000.00

Effect of Allocation. The parties agree to abide by the allocation of the Purchase Price specified in this Agreement, and agree to report the transaction as so allocated for income tax purposes.